UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 29, 2006 (September 26, 2006)

Fortune Brands, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9076	13-3295276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road

Deerfield, IL 60015

(Address of Principal Executive Offices) (Zip Code)

847-484-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On September 29, 2006, Fortune Brands, Inc. issued a press release announcing the election of Richard A. Goldstein to the Board of Directors of Fortune Brands. Mr. Goldstein was elected as a Class I member of the Board of Directors effective December 1, 2006 and his term of office will expire at the 2008 annual meeting of stockholders. There is no arrangement or understanding between Mr. Goldstein and any other persons pursuant to which he was elected as a director. Fortune Brands has not yet named Mr. Goldstein to any committee of the Board of Directors. Mr. Goldstein is the former Chairman and Chief Executive Officer of International Flavors & Fragrances Inc. Mr. Goldstein retired from International Flavors & Fragrances Inc. on May 9, 2006. He also serves on the Board of Directors of Interpublic Group and Fiduciary Trust Company International. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On September 26, 2006, the Board of Directors of Fortune Brands, Inc. (the “Company”) approved amendments to Article I, Section 4 and Article III, Section 2 of the Company’s by-laws to reflect the relocation earlier this year of the Company’s headquarters from Lincolnshire, Illinois to Deerfield, Illinois. The amendment provides for the Company’s books to be held at the Company’s office in Deerfield, Illinois, or elsewhere outside of the State of Delaware, and that no notice of regular meetings of the Board of Directors need be given unless the meeting is to be held at any place other than the office of the Company in Deerfield, Illinois.

On September 26, 2006, the Board of Directors also approved an amendment to Article II, Section 4 of the Company’s by-laws to adopt a majority vote standard in an uncontested election of directors. The amendment provides that directors will be elected by a majority of the votes cast, except that in any election in which the number of nominees exceeds the number of directors to be elected, then the directors will be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote (or a “Contested Election”). A “majority of votes cast” means that the number of shares voted “for” a director must exceed 50% of the votes cast with respect to that director. If a director does not receive a majority of the votes cast, the director shall promptly tender his or her resignation following certification of the stockholder vote. The resignation will be effective only upon the acceptance by the Board of Directors. The Company’s Nominating and Corporate Governance Committee of the Board of Directors (the “Committee”) will consider the resignation and make a recommendation to the Board of Directors on whether to accept or reject the resignation or whether any other action should be taken. The Board of Directors will act on the Committee’s recommendation within 90 days following certification of the stockholder vote and will promptly publicly disclose its decision and the rationale behind it in a filing with the Securities and Exchange Commission. The amendment also provides that any director who tenders his or her resignation shall not participate in the Committee or Board of Directors recommendation or deliberations. However, if directors who have tendered resignations constitute a majority of the directors then in office, with respect to each tendered resignation, all directors, other than the director who tendered the particular resignation under consideration, may participate in deliberations and action regarding whether to accept or reject the tendered resignations.

These amendments to the Company’s By-laws became effective on September 26, 2006.

The foregoing description of the amendments to the Company’s By-laws is qualified in its entirety by reference to the full text of the By-laws, a copy of which is attached as Exhibit 3.1(ii) and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed as part of this report:

3.1 (ii) By-laws of Fortune Brands, Inc. (as amended), as of September 26, 2006.

99.1 Press Release of Fortune Brands, Inc. issued on September 29, 2006, filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNE BRANDS, INC.
(Registrant)

By	/s/ Lauren S. Tashma
Name:	Lauren S. Tashma
Title:	Vice President, Associate General Counsel and Assistant Secretary

Date: September 29, 2006

Exhibit Index

Exhibit Number	Description
3.1(ii)	By-laws of Fortune Brands, Inc. (as amended), as of September 26, 2006.
99.1	Press Release of Fortune Brands, Inc. issued on September 29, 2006, filed herewith.